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                                                                    Exhibit 99.1
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BIOTRANSPLANT APPOINTS DONALD B. HAWTHORNE PRESIDENT & CHIEF EXECUTIVE OFFICER

ELLIOT LEBOWITZ APPOINTED CHAIRMAN OF THE BOARD

CHARLESTOWN, Mass.--(BUSINESS WIRE)--July 22, 2002--BioTransplant Incorporated (Nasdaq: BTRN - NEWS) announced today that its Board of Directors has elected Donald B. Hawthorne to the position of President & Chief Executive Officer of the Company.

He succeeds Elliot Lebowitz, who has been elected Chairman of the Board.

Mr. Hawthorne has 19 years of leadership experience in the healthcare industry. He has led transformations of six businesses into financial viability or greater profitability, supported five product launches, negotiated numerous business development deals, and been instrumental in three acquisitions and divestitures. He also has experience closing numerous public and private financings, raising in excess of $280 million. For the last three years, Mr. Hawthorne served as President of Hawk & Associates, Inc., a provider of general management services to the healthcare industry. Recent assignments include serving as Acting General Manager of the Custom Primers Division of Invitrogen Corporation and Chief Operating Officer & Director of Quick Study Radiology. Previously, he served as a Partner at Ampersand Ventures. Mr. Hawthorne received his MBA from Stanford Graduate School of Business.

"I am very excited to join BioTransplant at this point in the Company's development," said Mr. Hawthorne. "The Company has a pipeline of promising therapeutics, and I look forward to building BioTransplant's business. Elliot and I are looking forward to working closely with one another and drawing on each others' respective expertise moving forward."

"I am confident that Don's significant business development and operational experience will serve BioTransplant well as we continue to make clinical and operational progress across all therapeutic areas," commented Elliot Lebowitz. "I look forward to continuing to serve BioTransplant as a working Chairman of the Board with a focus on new technology opportunities."

About BioTransplant

BioTransplant Incorporated, headquartered in Charlestown, Massachusetts, is developing a portfolio of products for application in a range of medical conditions, including treatment of cancer and autoimmune diseases, organ and tissue transplantation, for which current therapies are inadequate. Siplizumab (MEDI-507), a lead product the Company exclusively licensed to MedImmune, is in Phase II clinical trials for the treatment of psoriasis. In addition, the Company is developing the AlloMune System, which is designed to treat a variety of hematologic malignancies, and its distribution partner Gambro BCT markets the Eligix family of cell separation products in Europe for use in bone marrow, stem cell and donor leukocyte transplants.

This news release contains forward-looking statements about BioTransplant that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a
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number of factors. Important factors that could cause future results to differ materially from such forward-looking statements include, but are not limited to:
BioTransplant's ability to secure the additional funding required for its operations and research and development programs; BioTransplant's and its third party collaborators' ability to successfully discover, develop and commercialize its products, obtain and maintain required regulatory approvals in a timely fashion, and overcome other difficulties inherent in developing and commercializing therapeutics, therapeutic devices and therapeutic regimens; market acceptance and penetration of BioTransplant's Eligix (TM) HDM Cell Separation Systems in the European Union; BioTransplant's ability to obtain and enforce the patent protection required for its products; and BioTransplant's ability to maintain collaborations and distribution arrangements with third parties. For a detailed discussion of these and other factors, see the section entitled "Business - Factors That May Affect Results" in BioTransplant's current annual report on Form 10-K, as filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this news release. BioTransplant does not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

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CONTACT:

         BioTransplant Incorporated
         Donald Hawthorne, 617/241-5200
         donald.hawthorne@biotransplant.com

                           or
         Media:
         KeatingPR
         John Rzadzki, 973/921-2009
         john@keatingpr.com

                           or
         Investor:
         Stern Investor Relations
         Lilian Stern, 212/362-1200
         lilian@sternir.com